UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2011

ETHAN ALLEN INTERIORS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (203) 743-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07	Submission of Matters to a Vote of Security Holders;

Ethan Allen’s Annual Meeting of Shareholders was held on November 15, 2011 in Danbury, CT.  The following is a summary of the matters voted on at the meeting:

(a)           Shareholders approved the election of two directors for a three-year term expiring 2014 as follows:

Nominee	For	Against
M. Farooq Kathwari (2014)	25,158,986	1,167,984
John J. Dooner, Jr. (2014)	25,088,861	1,238,109

Broker Non-Vote 1,243,919 shares for each Director.

(b)           Shareholders ratified the appointment of KPMG LLP as Ethan Allen’s independent registered public accounting firm for the fiscal year ending June 30, 2012, as follows:

For	Against	Abstain
26,684,365	873,238	13,286

Broker Non-Vote 0 shares.

(c)           At the Meeting, the vote on a proposal to approve the incentive performance components of the New Employment Agreement was as follows:

For	Against	Abstain
22,867,738	3,430,148	29,084

Broker Non-Vote 1,243,919 shares.

 (d)           At the Meeting, the vote on a proposal to approve, by non-binding vote, Executive Compensation was as follows:

For	Against	Abstain
25,390,042	883,918	53,010

Broker Non-Vote 1,243,919 shares.

 (e)           At the Meeting, the vote on a proposal to recommend, by non-binding vote, the frequency of Executive Compensation votes was as follows:

1 Year	2 Years	3 Years	ABSTAIN
24,838,435	17,761	1,416,437	54,337

Broker Non-Vote 1,243,919 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.
Date: November 16, 2011	By:	/s/ M. Farooq Kathwari
M. Farooq Kathwari
Chairman, President and Chief Executive Officer